Exhibit 3.2.17

AMENDED AND RESTATED

LIMITED LIABILITY COMPANY AGREEMENT

OF

TS SERVICING CO., LLC

This Amended and Restated Limited Liability Company Agreement (this “Agreement”) of TS Servicing Co., LLC (the “Company”), is entered into by Jos. A. Bank Clothiers, Inc., the sole Member of the Company.

WHEREAS, the Company was originally formed under the Delaware General Business Corporation Act as TS Servicing Co., Inc., a Delaware corporation (the “Corporation”), on April 12, 2002;

WHEREAS, the Corporation was converted into a Delaware limited liability company in accordance with the Delaware Limited Liability Company Act (6 Del. C. § 18-101, et seq.) (the “Act”), pursuant to a Plan of Conversion to Limited Liability Company, dated September 14, 2010 (the “Plan”), and a Certificate of Conversion, dated September 16, 2010;

WHEREAS, JA Holding, Inc., a Delaware corporation (the “Member”) as the sole shareholder of the Corporation became the sole member of the Company upon conversion, pursuant to the Plan; and

WHEREAS, the Member believes it is desirable and in the best interests of the Company to amend and restate in its entirety this Limited Liability Company Agreement of the Company.

NOW, THEREFORE, the Member hereby amends and restates in its entirety this Amended and Restated Limited Liability Company Agreement as follows:

1.                                      Name.  The name of the limited liability company formed hereby is TS Servicing Co., LLC.

2.                                      Purpose.  The purpose for which the Company is organized is to transact any and all lawful business for which limited liability companies may be organized under the Act.

3.                                      Registered Office.  The registered office of the Company in the State of Delaware is do The Corporation Trust Company, Corporation Trust Center, 1209 Orange Street, Wilmington, New Castle County, Delaware 19801.

4.                                      Registered Agent.  The name and address of the registered agent of the Company for service of process on the Company in the State of Delaware is The Corporation Trust Company, Corporation Trust Center, 1209 Orange Street, Wilmington, New Castle County, Delaware 19801.

5.                                      Principal Office.  The principal office of the Company (at which the books and records of the Company shall be maintained) shall be at such place as the Board of Managers may designate, which need not be in the State of Delaware.  The Company may have such other offices as the Board of Managers may designate.

6.                                      Member.  The name and mailing address of the Member is as follows: Jos. A. Bank Clothiers, Inc., 500 Hanover Pike, Hampstead, MD 21074.

7.                                      Powers.  The Company shall have the power and authority to take any and all actions necessary, appropriate, proper, advisable, convenient or incidental to or for the furtherance of the purposes set forth in Section 2, including any and all powers set forth in the Act.

8.                                      Term.  The term of the Company commenced on the date of the filing of the Certificate of Incorporation of the Corporation in the Office of the Secretary of State of the State of Delaware, as reconstituted upon the filing of the Certificate of Conversion with the Secretary of State of the State of Delaware, and shall be perpetual, unless it is dissolved sooner as a result of: (a) the written election of the Member, (b) the Company sells or otherwise disposes of its interest in all or substantially all of its property, or (c) any other event causing dissolution under the Act.

9.                                      Capital Contributions.  The Member shall make capital contributions to the Company at such times and in such amounts as determined by the Member.

10.                               Management.

(a)                                 Managers.  Subject to the provisions of the Act and any limitations in this Agreement as to action required to be authorized or approved by the Member, the business and affairs of the Company shall be managed and all its powers shall be exercised by or under the direction of a Board of Managers (“Managers” or “Board of Managers”).  In addition to the powers that now or hereafter can be granted to managers under the Act and to all other powers granted under any other provision of this Agreement, the Board of Managers (subject to this Section 10) and the Officers (subject to Section 11 below and the direction of the Board of Managers) shall have full power and authority to do all things on such terms as they, in their sole discretion, may deem necessary or appropriate to conduct, or cause to be conducted, the business and affairs of the Company.

(b)                                 Number, Classes and Qualifications of Managers.

(i)                                     The authorized number of Managers which shall constitute the Board of Managers shall be three (3), and such number may be changed from time to time by the Member or the Board of Managers.  The Member shall designate all Managers.

(ii)                                  A Manager must be a natural person who is at least eighteen (18) years of age.

(iii)                               The Member shall be entitled to designate any Manager as chairman of the Board of Managers.

(c)                                  Removal of Managers.  Any Manager or the entire Board of Managers may be removed at any time, with or without cause, by the Member.

(d)                                 Majority Consent.  A majority vote or, in the circumstances referred to in Section 10(1), unanimous written consent of the Board of Managers shall be required to authorize or approve any actions of the Board of Managers.

(e)                                  Vacancies; Resignations.

(i)                                     A vacancy shall be deemed to exist in case of the death, resignation or removal, declaration of bankruptcy under the laws of any jurisdiction, mental incompetence adjudged by a court of competent jurisdiction in any state or country (including, without limitation, any territory, dependency or possession of the United States of America), or conviction by any court in any state or country (including, without limitation, any territory, dependency or possession of the United States of America) of any felony or any misdemeanor involving moral turpitude of any Manager; or if the authorized number of Managers be increased.

(ii)                                  Any Manager may resign at any time upon written notice to the Member.  Any resignation shall be effective immediately, unless the notice specifies a later time for the effectiveness of such resignation.

(iii)                               The Member shall appoint or elect a successor thereto, to take office effective upon the departure of the vacating Manager, or at such later time as shall be designated by the Member.

(f)                                   Managers. The Managers to hold office from and after the date of this Agreement until their removal in accordance with the terms of this Agreement or until their respective successors are appointed and qualified in accordance with the terms of this Agreement, are as follows:  Douglas S. Ewert, Jon W. Kimmins and Paul Fitzpatrick.

(g)                                  Compensation of Managers.  Managers of the Company shall be entitled to such compensation as shall be approved by the Member.

(h)                                 Meetings of Managers.  Meetings of the Board of Managers for any purpose or purposes may be called at any time by any Manager.  Notice of the time and place of meetings shall be delivered personally or by telephone to each Manager, or sent by first-class mail, courier service, or by electronic communication or facsimile transmission, charges prepaid, addressed to such Manager at his or her address as it appears upon the records of the Company or, if it is not so shown on the records and is not readily ascertainable, at his or her last known address.  In case such notice is mailed, it shall be deposited in the United States mail at least seven days prior to the time of the holding of the meeting.  In case such notice is delivered personally or by telephone, electronic communication or facsimile as above provided, it shall be so delivered at least forty-eight (48) hours prior to the time of the holding of the meeting.  Any notice given personally or by telephone, electronic communication or facsimile may be communicated to either the Managers or to a person at the office of the Managers whom the person giving the notice has reason to believe will promptly communicate it to the Managers. Such deposit in the mail, delivery to a courier service, transmission by electronic means or delivery, personally or by telephone, as above provided, shall be due, legal and personal notice to such Managers.  The notice need not specify the purpose of the meeting.

(i)                                     Quorum; Alternates: Participation in Meetings by Conference Telephone Permitted; Vote Required for Action.

(i)                                     Except as hereinafter provided, presence of two (2) or more of the authorized number of Managers at a meeting of the Board of Managers constitutes a quorum for the transaction of business.

(ii)                                  Each Manager shall have one (1) vote.  Each Manager may, by written notice given to the chairman of the Board of Managers (if one is so appointed), appoint an alternate to attend and vote at meetings, or at any particular meeting, if the Manager is unable to attend.  The presence of an alternate at any meeting shall be deemed to be presence of the Manager at such meeting for all purposes, and the vote of such alternate shall be deemed to be the vote of the relevant Manager.  No Manager may retract the vote of any duly appointed alternate on behalf of such Manager, or other Manager voting on his or her behalf, after the close of the meeting at which such vote is made.  In the event that the Manager who appointed an alternate attends a meeting, the appointment of such alternate shall be ineffective for such meeting, and the alternate shall have no right to be present or to participate in that meeting.

(iii)                               Managers may participate in a meeting through use of conference telephone or similar communications equipment, so long as all Managers participating in such meeting can communicate with and hear one another.

(iv)                              Every act or decision done or made by a vote required hereunder shall be regarded as the act of the Board of Managers.

(j)                                    Place of Meetings.  Meetings of the Board of Managers shall be held at any place within or without the State of Delaware that has been designated from time to time by the Board of Managers.  In the absence of such designation, meetings of the Board of Managers shall be held at the principal executive office of the Company.

(k)                                 Waiver of Notice; Consent to Meeting.  Notice of a meeting need not be given to any Manager who signs a waiver of notice or a consent to holding the meeting or an approval of the minutes thereof, whether before or after the meeting, or who attends the meeting without protesting, prior thereto or at its commencement, the lack of notice to such Manager.  All such waivers, consents and approvals shall be filed with the Company’s records and made a part of the minutes of the meeting.

(1)                                 Action by Board of Managers Without a Meeting.  Any action required or permitted to be taken by the Board of Managers may be taken without a meeting if all the Managers authorized to vote shall individually or collectively consent in writing to such action.  Such written consent or consents may be in counterparts and transmitted by facsimile or electronic mail and shall be filed with the minutes of the proceedings of the Board of Managers. Such actions by written consent shall have the same force and effect as a vote of the Board of Managers.

11.                               Officers.

(a)                                 Appointment and Tenure.

(i)                                     The Managers may, from time to time, designate officers of the Company to carry out the day-to-day business of the Company.

(ii)                                  The officers of the Company shall be comprised of one or more individuals designated from time to time by the Managers.  No officer need be a resident of the State of Delaware.  Each officer shall hold his offices for such terms and shall have such authority and exercise such powers and perform such duties as shall be determined from time to time by the Managers.  Any number of offices may be held by the same individual.  The salaries or other compensation, if any, of the officers and agents of the Company shall be fixed from time to time by the Managers.

(iii)                               The officers of the Company may consist of a president, a secretary and a treasurer.  The Managers may also designate one or more vice-presidents, assistant secretaries and assistant treasurers.  The Managers may designate such other officers and assistant officers and agents as the Managers shall deem necessary.

(b)                                 Removal.  Any officer may be removed as such at any time by the Managers, either with or without cause, in the discretion of the Managers.

(c)                                  President.  The president, if one is designated, shall be the chief executive officer of the Company, shall have general and active management of the day-to-day business and affairs of the Company as authorized from time-to-time by the Managers, and shall be authorized and directed to implement all orders, resolutions and business plans adopted by the Managers.

(d)                                 Vice Presidents.  The vice presidents, if any are designated, in the order of their seniority, unless otherwise determined by the Managers, shall, in the absence or disability of the president, perform the duties and have the authority and exercise the powers of the president.  They shall perform such other duties and have such other authority and powers as the Managers may from time to time prescribe.

(e)                                  Secretary; Assistant Secretaries.  The secretary, if one is designated, shall perform such duties and have such powers as the Managers may from time to time prescribe.  The assistant secretaries, if any are designated, in the order of their seniority, unless otherwise determined by the Managers, shall, in the absence or disability of the secretary, perform the duties and exercise the powers of the Secretary.  They shall perform such other duties and have such other powers as the Managers may from time to time prescribe.

(f)                                   Treasurer; Assistant Treasurers.  The treasurer, if one is designated, shall have custody of the Company’s funds and securities and shall keep full and accurate accounts and records of receipts, disbursements and other transactions in books belonging to the Company, and shall deposit all moneys and other valuable effects in the name and to the credit of the Company in such depositories as may be designated from time to time by the Managers.  The treasurer shall disburse the funds of the Company as may be ordered by the Managers, taking proper vouchers for such disbursements, and shall render to the president and the Managers, when so directed, an account of all transactions as treasurer and of the financial condition of the Company.  The treasurer shall perform such other duties and have such other powers as the Managers may from time to time prescribe.  If required by the Managers, the treasurer shall give the Company a bond of such type, character and amount as the Managers may require.  The assistant treasurers, if any are designated, in the order of their seniority, unless otherwise determined by the Managers, shall, in the absence or disability of the treasurer, perform the duties and exercise the powers of the treasurer.  They shall perform such other duties and have such other powers as the Managers may from time to time prescribe.

12.                               Distributions. The Company shall make cash distributions to the Member at such times and in such amounts as determined by the Managers.

13.                               Exculpation.  NEITHER THE BOARD OF MANAGERS, THE MEMBER, NOR ANY OWNER, OFFICER, DIRECTOR OR EMPLOYEE OF THE COMPANY OR THE MEMBER, SHALL BE LIABLE, RESPONSIBLE OR ACCOUNTABLE IN DAMAGES OR OTHERWISE TO THE COMPANY OR THE MEMBER FOR ANY ACTION TAKEN OR FAILURE TO ACT (EVEN IF SUCH ACTION OR FAILURE TO ACT CONSTITUTED THE NEGLIGENCE OF A PERSON) ON BEHALF OF THE COMPANY WITHIN THE SCOPE OF THE AUTHORITY CONFERRED ON THE PERSON DESCRIBED IN THIS AGREEMENT OR BY LAW UNLESS SUCH ACT OR OMISSION WAS PERFORMED OR OMITTED FRAUDULENTLY OR CONSTITUTED GROSS NEGLIGENCE OR WILLFUL MISCONDUCT. To THE EXTENT THAT, AT LAW OR IN EQUITY, THE BOARD OF MANAGERS, THE MEMBER, OR ANY OWNER, OFFICER, DIRECTOR OR EMPLOYEE OF THE COMPANY OR THE MEMBER HAVE DUTIES (INCLUDING FIDUCIARY DUTIES) AND LIABILITIES RELATING TO THE COMPANY, THE BOARD OF MANAGERS, THE MEMBER OR ANY OWNER, OFFICER, DIRECTOR OR EMPLOYEE OF THE COMPANY OR THE MEMBER ACTING UNDER THIS AGREEMENT SHALL NOT BE LIABLE TO THE COMPANY OR THE MEMBER FOR THEIR RELIANCE ON THE PROVISIONS OF THIS AGREEMENT. THE PROVISIONS OF THIS AGREEMENT, TO THE EXTENT THAT THEY EXPAND OR RESTRICT THE DUTIES AND LIABILITIES OF THE BOARD OF MANAGERS, THE MEMBER OR ANY OWNER, OFFICER, DIRECTOR OR EMPLOYEE OF THE COMPANY OR THE MEMBER OTHERWISE EXISTING AT LAW OR 1N EQUITY, ARE AGREED BY THE MEMBER TO REPLACE SUCH OTHER DUTIES AND LIABILITIES OF THE BOARD OF MANAGERS, THE MEMBER OR ANY OWNER, OFFICER, DIRECTOR OR EMPLOYEE OF THE COMPANY OR THE MEMBER.

14.                               Indemnification.

(a)                                 TO THE FULLEST EXTENT PERMITTED BY LAW, THE BOARD OF MANAGERS, THE MEMBER AND THE OFFICERS, DIRECTORS AND EMPLOYEES OF THE COMPANY OR THE MEMBER OR AN AFFILIATE THEREOF (INDIVIDUALLY, AN “INDEMNITEE”) SHALL BE INDEMNIFIED AND HELD HARMLESS BY THE COMPANY FROM AND AGAINST ANY AND ALL LOSSES, CLAIMS, DAMAGES, JUDGMENTS, LIABILITIES, OBLIGATIONS, PENALTIES, SETTLEMENTS AND REASONABLE EXPENSES (INCLUDING

LEGAL FEES) ARISING FROM ANY AND ALL CLAIMS, DEMANDS, ACTIONS, SUITS OR PROCEEDINGS, CIVIL, CRIMINAL, ADMINISTRATIVE OR INVESTIGATIVE, IN WHICH THE INDEMNITEE MAY BE INVOLVED, OR THREATENED TO BE INVOLVED, AS A PARTY OR OTHERWISE, BY REASON OF ITS STATUS AS (X) A MEMBER OF THE BOARD OF MANAGERS, (Y) A MEMBER OF THE COMPANY OR (Z) AN OFFICER, DIRECTOR OR EMPLOYEE OF THE COMPANY OR THE MEMBER OR AN AFFILIATE THEREOF, REGARDLESS OF WHETHER THE INDEMNITEE CONTINUES TO BE A MEMBER OF THE BOARD OF MANAGERS, A MEMBER OR AN OFFICER, DIRECTOR OR EMPLOYEE OF THE MEMBER OR AN AFFILIATE THEREOF AT THE TIME ANY SUCH LIABILITY OR EXPENSE IS PAID OR INCURRED, UNLESS THE ACT OR FAILURE TO ACT GIVING RISE TO INDEMNITY HEREUNDER WAS PERFORMED OR OMITTED FRAUDULENTLY OR CONSTITUTED GROSS NEGLIGENCE OR WILLFUL MISCONDUCT.

(b)                                 The Company may purchase and maintain insurance on behalf of the Board of Managers and such other persons as the Board of Managers shall determine against any liability that may be asserted against or expense that may be incurred by such person in connection with the Company’s activities, regardless of whether the Company would have the power to indemnify such person against such liability under the provisions of this Agreement.

(c)                                  Expenses incurred by any Indemnitee in defending any claim with respect to which such Indemnitee may be entitled to indemnification by the Company hereunder (including without limitation reasonable attorneys’ fees and disbursements) shall, to the maximum extent permitted by law, be advanced by the Company prior to the final disposition of such claim, upon receipt of a written undertaking by or on behalf of such Indemnitee to repay the advanced amount of such expenses unless it is determined ultimately that the Indemnitee is entitled to indemnification by the Company under Section 14(a).

(d)                                 The indemnification provided in this Section 14 is for the benefit of the Indemnitees and shall not be deemed to create any right to indemnification for any other persons.

15.                               Governing Law.  This Agreement shall be governed by, and construed under, the laws of the State of Delaware, all rights and remedies being governed by said laws.

[SIGNATURES ON FOLLOWING PAGE]

IN WITNESS WHEREOF, the undersigned, intending to be bound hereby, has duly executed this Amended and Restated Limited Liability Company Agreement this 23rd day of March, 2015.

JOS. A. BANK CLOTHIERS, INC.

By:	/s/ CATHERINE A. SPICER
Name:	Catherine A. Spicer
Title:	Vice President – Associate General Counsel